Exhibit 10.45

SUBORDINATION OF DEMAND PROMISSORY NOTE

THIS SUBORDINATION OF PROMISSORY NOTE AND DEED OF TRUST AGREEMENT (“Subordination Agreement”) is made this 22nd day of February 2023, by and Fortress Financial, LLC, a Wyoming limited liability company (the “Lender”), Set Jet, Inc., a Nevada corporation (fka Set Jet, LLC) (the “Debtor”), and Aspen Property Acquisition and Management, Inc. (the “Subordinating Creditor”) in favor of Lender.

WHEREAS, the Lender has agreed to extend a loan (“Loan”) to the Company pursuant to the terms of a Revolving Line of Credit Promissory Note. Promissory Note, Deed of Trust and related documents (the “Loan Documents”) in the aggregate principal amount of Six Million Five Hundred Thousand Dollars ($6,500,000.00);

WHEREAS, the Debtor issued that certain Demand Promissory Note in favor of the Subordinating Creditor on December 19, 2022 (“Subordinate Note”) pursuant to such Subordinate Note, the Debtor owes the principal sum of $500,000.00, together with accrued interest thereon (the “Subordinated Indebtedness”). A copy of the Subordinate Note is attached hereto as Exhibit “A”; and WHEREAS, the Subordinating Creditor is a related party to the Debtor and will derive or will enjoy substantial benefits from the Loan to the Debtor.

NOW, THEREFORE, as a material inducement to the Lender to make the Loan to the Debtor, and in consideration of the benefits accruing to the Subordinating Creditor by reason of the Loan, the parties hereto, jointly and severally, covenant and agree as follows:

1. Payments on Subordinating Creditor’s Claims.

a. While any part of the Loan from the Lender remains unpaid, the Debtor will not satisfy or make any payments upon any debts, claims, redemption rights, loan obligations or any other obligations of any type whatsoever, whether arising under the Subordinated Note (collectively, the “Subordinating Creditor’s Claims”) to the Subordinating Creditor whether existing at the time of the making of this Agreement or arising hereafter.

b. The Subordinating Creditor agrees that it will not accept or receive from the Debtor any payment in contravention of Section 1(a) hereof, nor will it make any transfer to third parties not a party to this Agreement or take any other action designed to secure indirectly from the Debtor the payment of any sums in contravention of Section 1(a) hereof.

c. The Subordinating Creditor agrees that, if it should accept or receive any payment from the Debtor in contravention of Section 1(a) hereof, the Subordinating Creditor shall hold same in trust for the Lender and agree that it shall have absolutely no rights in or to or dominion over such payments except to pay them promptly to the Lender; and the Subordinating Creditor hereby covenants to do so, and until such payments are received by the Lender, the Subordinating Creditor shall be personally liable to the Lender for same, together with all reasonable attorneys’ fees and costs incurred by the Lender in collecting such payments from the Subordinating Creditor.

d. The Subordinating Creditor agrees (i) not to commence or threaten to commence any action or proceeding, sue upon, or to collect, or to receive payment of the principal or interest of any claim or claims now or hereafter existing which the Subordinating Creditor may hold against the Debtor whether under the terms of the Subordinated Note, (ii) not to sell, assign, transfer, pledge, hypothecate, or encumber such claim or claims except subject expressly to this Subordination Agreement, and not to enforce or apply any security now or hereafter existing therefor, (iii) not to file or join in any petition to commence any proceeding under the Bankruptcy Code, and (iv) not to take any lien or security on any of Debtor’s property, real or personal (which shall not require the termination of a lien or security of Subordinating Creditor that exists on the date hereof, provided that such lien or security is not amended following the date hereof), in each case, until 91 days following the date all claims of Lender against the Debtor have been indefeasibly satisfied in full.

e. In case of any assignment for the benefit of creditors by the Debtor or in case any proceedings under the Bankruptcy Code are instituted by or against the Debtor, or in case of the appointment of any receiver for the Debtor’s business or assets, or in case of any dissolution or winding up of the affairs of the Debtor: (a) the Debtor and any assignee, trustee in Bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to Lender the full amount of Lender’ claims against the Debtor (including interest to the date of payment) before making any payment of principal or interest to the Subordinating Creditor, and insofar as may be necessary for that purpose, the Subordinating Creditor hereby assigns and transfers to the Lender all security or the proceeds thereof, and all rights to any payments, dividends or other distributions, and (b) the Subordinating Creditor hereby irrevocably constitutes and appoints each Secured Party its true and lawful attorney to act in its name and stead: (i) to file the appropriate claim or claims on behalf of such Creditor if the Subordinating Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if any Lender elects at its sole discretion to file such claim or claims and (ii) to accept or reject any plan of reorganization or arrangement on behalf of the Subordinating Creditor, and to otherwise vote the Subordinating Creditor’s claim in respect of any indebtedness now or hereafter owing from the Debtor to the Subordinating Creditor in any manner the Lender deem appropriate for their respective own benefit and protection.

f. Lender is hereby authorized by the Subordinating Creditor to: (a) renew, compromise, extend, accelerate or otherwise change the time of payment, or any other terms, of the extension of credit pursuant to the Loan and any future loans or extensions of credit, (b) increase or decrease the rate of interest payable thereon or any part thereof, (c) exchange, enforce, waive or release any security therefor, (d) apply such security and direct the order or manner of sale thereof in such manner as such Secured Party may at its discretion determine, and (e) release the Debtor or any guarantor of any indebtedness of the Debtor from liability, all without notice to the Subordinating Creditor and without affecting the subordination provided by this Subordination Agreement. Upon receiving the express written consent of the Subordinating Creditors, the Lender shall be authorized to make optional future advances to the Debtor.

g. Until all such claims of Lender against the Debtor, now or hereafter existing, shall be paid in full, no gift or loan shall be made by the Debtor to the Subordinating Creditor without the express written consent of the Lender, in its sole discretion.

2. Subordination. The Subordinating Creditor agrees that any and all of the Subordinating Creditor’s Claims shall be deemed subordinate to the Loan and all claims of the Lender against the Debtor, and in the event of the liquidation of the Debtor or distribution of its assets, the Loan shall be satisfied and discharged before the Subordinating Creditor receives any distributive share or payment on account of the Subordinating Creditor’s Claims; and the Subordinating Creditor further agrees to execute and deliver to the Lender such assignment(s) or other instruments as may be required by the Lender in order to enable it to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be reasonably made at any time on account of all or any portion of the Subordinating Creditor’s Claims hereby subordinated.

3. Waivers. While the loans are outstanding, irrespective of the maturity date of any of the Subordinating Creditor’s Claims, the Subordinating Creditor hereby expressly waives any and all rights to payment by the Debtor of any and all of the Subordinating Creditor’s Claims, whether under the terms of the Subordinated Note or Security Agreement prior to repayment in full of the Loan to the Lender. The Subordinating Creditor hereby expressly waives all notices with respect to the creation, renewal, modification, extension or enlargement of the Loan.

4. The Lender.

a. This Agreement is given to the Lender to induce it to close and consummate the extension of credit evidenced by the Loan, and with full knowledge that the Lender have and shall continue to rely upon the representations, covenants and provisions set forth herein in making any additional advances under the Loan and in extending any additional credit to the Debtor.

b. Should any representation herein be found to be false or misleading or should any covenant herein be breached, the Lender shall be entitled to exercise and may exercise any and all of its rights, powers and remedies set forth in the Loan and in any instrument or document executed in connection with the Loan, including, without limitation, the Security Agreement.

5. Miscellaneous.

a. The subordination hereby effected may be terminated only by written notice from the Subordinating Creditor to the Lender, but only as to new liabilities, indebtedness or obligations of the Debtor to the Lender created after such notice is delivered to, received by and receipted for by the Lender.

b. This Agreement shall be construed in accordance with the laws of the State of Nevada in accordance with the terms of the Note.

c. No right, power or remedy of the Lender as provided in this Subordination Agreement is intended to be exclusive of any other right, power or remedy of the Lender provided in any document executed in connection with the Loan, but each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power or remedy available to the Lender now or hereafter existing at law or in equity and may be pursued separately, successively or together at the sole discretion of the Lender. The delay or failure of the Lender to exercise any right, power or remedy shall in no event be construed as a waiver or release thereof. No waiver of any breach of this Agreement shall extend to or affect any subsequent or other breach then existing, or impair any rights, powers or remedies consequent thereon, and no delay or omission of the Lender to exercise any right, power or remedy shall be construed to waive any such breach or to constitute acquiescence therein.

d. This Agreement shall be binding upon the Debtor and the Subordinating Creditor and their respective heirs, successors and assigns and shall inure to the benefit of the Lender, its successors and assigns.

e. WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

6. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or electronic signature (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or any other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(End of Text - Signatures Attached)

Agreed and executed as of the date first set forth herein.

SUBORDINATING CREDITOR:

Aspen Property Acquisition and Management, Inc.

By:	/s/ Aspen Property Acquisition and Management, Inc.
Name:	Steven D. Reynolds
Its:	President

DEBTOR:

SET JET, INC.,
a Nevada corporation

By:	/s/ Thomas Smith
Name:	Thomas Smith
Its:	President

LENDER:

FORTRESS FINANCIAL, LLC,
Wyoming limited liability company

By:	Chilkoot Capital Management, LLC,
a Wyoming limited liability company
Its: Manager

By:
Name:
Title:

EXHIBIT “A”

(Subordinated Note)

DEMAND PROMISSORY NOTE

Note # 1222

Scottsdale, Arizona	12/19/22

Set Jet, Inc., a Nevada corporation (“Maker”) after date, for value received, promises to pay to Aspen Property Acquisition and Management, Inc. (“Holder”) on demand at Scottsdale, Arizona the sum appearing in the unpaid balance column of Schedule “A” attached below and by this reference made a part hereof, with interest from the date of each advance until paid, at the rate of six percent (6%) per annum, payable on demand only if requested by Holder, commencing January 1, 2023 on any unpaid balances.

The Holder agrees not to make any disposition or transfer of all or any part of this Note unless and until:

The Holder shall have notified the Maker of the proposed disposition and shall have furnished the Maker with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Maker, the Holder shall have furnished the Maker with an opinion of counsel, satisfactory to the Maker, for the Holder to the effect that such disposition will not require registration of such Note under the Securities Act or any applicable state securities laws.

Additional Restrictions on Transfer. Registry books are kept at the office of the Company. The transfer of this Note must be registered on the registry of the Company. This Note must be surrendered for transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder hereof or its attorney-in-fact, duly authorized in writing. Thereafter, one or more new Notes, or authorized denominations, and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

Should interest not be so paid it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Should default be made in payment of interest when due the whole sum of principal and interest shall become immediately due at the option of the holder of this Note. Maker may, without charge or penalty, prepay this Note, in whole or in part. Principal and interest payable in lawful money of the United States. If action be instituted on this note Maker promises to pay such sum as the Court may fix as attorney’s fees in said action. This Note shall be construed in accordance with the laws of the State of Nevada.

Maker:	Set Jet, Inc.

By:	/s/ Tom Smith
Tom Smith
CEO

DEMAND PROMISSORY NOTE

Note # 1222

SCHEDULE A

ADVANCES AND TRANSACTIONS WITHIN NOTE

Date	Advance	Payment	Unpaid Balance	Maker Initial
12/28/2021	$250,000
03/18/2022	$100,000
11/08/2022	$150,000

Schedule A

Exhibit “B”

(Security Agreement)

Exhibit “B”